Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Fourth Quarter 2018 Results

Fourth Quarter 2018 Highlights:
- Gross Profit Margin Increases 210 basis points
- Total Comparable Sales (4.7%)
- Digital commerce (0.1%); excluding marketplaces ecommerce sales increased 8.6%.
- GAAP net loss per share from continuing operations of $0.14. Adjusted net loss per share from continuing operations of $0.19
- Repurchased $8.0 million face value of December 2020 convertible notes
- Introduces 2019 Guidance
SECAUCUS, N.J. February 26, 2019 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three and twelve months ended December 29, 2018. Total net sales in the fourth quarter were $248.5 million compared to $261.9 million in the same period of the prior year. Total net sales in full year 2018 were $1,114.2 million compared to $1,146.5 million in the same period of the prior year.
Reported net loss per share from continuing operations in fourth quarter 2018 was $0.14, compared to a net loss per share from continuing operations of $0.66 in the same period of the prior year. Excluding special items in both 4Q18 and 4Q17 as shown in Table 4 at the end of this press release, loss per share from continuing operations was $0.19 in fourth quarter 2018 compared with earnings per share of $0.02 in fourth quarter 2017. Reported net income per share from continuing operations in 2018 was $0.58, compared to a net loss per share from continuing operations of $10.17 in the same period of the prior year. Excluding special items in both 2018 and 2017 as shown in Table 4 at the end of this press release, earnings per share from continuing operations was $0.26 in 2018 compared with earnings per share of $0.80 in 2017.
Commenting on the results, Sharon Leite, Chief Executive Officer stated, “We are encouraged by our performance year over year as we continue to accelerate our evolution to an even more customer-centric health, wellness and fitness retailer. Full year comparable sales performance has improved relative to the prior year and importantly we are still seeing margin improvement. Lastly, we ended the year with a healthy balance sheet and solid free cash flow after re-purchasing $83.3 million face value of our convertible notes in 2018.”
“Our team is committed to turning around the business, revitalizing the Brand and successfully placing the company on a growth trajectory. I am confident in our ability to do so. We are well positioned to capitalize on opportunities ahead of us and add significant value for our shareholders. The fundamentals have been put in place and now successful execution is the focus,” concluded Ms. Leite.
Fourth Quarter 2018 Results
Total sales of $248.5 million in the quarter were 5.1% lower than the same period of the prior year. Total comparable sales were down 4.7% in the quarter comprised of a negative 5.4% for comparable store sales and negative 0.1% for comparable digital sales. The Company closed six stores in the quarter and did not open any new ones.
Cost of goods sold, which includes product, distribution and store occupancy costs, were $167.7 million, 8.0% lower than the same period of the prior year, primarily attributable to the lower sales. Fourth quarter 2018 included a $0.2 million benefit while 2017 included $0.8 million in net expenses related to the closure of the New Jersey distribution center.
Gross profit was $80.8 million, up from $79.6 million reported in fourth quarter 2017. Reported gross profit as a percentage of net sales was 32.5% in fourth quarter 2018, compared to 30.4% in the same period of 2017. Excluding the special items shown in Table 4 at the end of this press release, gross profit was $80.6 million in fourth quarter 2018 and as a percentage of sales was 32.4% compared to gross profit of $80.4 million and gross margin rate of 30.7% in 4Q17. The fourth quarter 2018 year-over-year increase was primarily due to improvements in product margin partially offset by deleverage in supply chain and occupancy.
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $84.7 million for the quarter ended December 29, 2018, compared with $86.0 million for the quarter ended December 30, 2017. SG&A as a percent of revenue was 34.1% in fourth quarter 2018 compared with 32.8% in fourth quarter 2017. Adjusted for the items shown in Table 4, for both years, SG&A as a percentage of sales was 33.8% compared to 32.8% in fourth quarter 2017.
The Company recorded a $1.5 million store fixed asset impairment expense in 4Q18 compared with a $0.8 million expense in 4Q17.
Operating loss in fourth quarter 2018 was $5.4 million compared to an operating loss of $7.2 million in the same period of the prior year. Adjusted for the items noted in Table 4 for both fourth quarters 2018 and 2017, adjusted operating loss was $5.0 million in fourth quarter 2018 compared with an adjusted operating loss of $6.3 million in fourth quarter 2017. (Refer to Table 4 at the end of this press release for a reconciliation.)
Reported net loss from continuing operations was $3.3 million for fourth quarter 2018 compared to net loss from continuing operations of $15.4 million in the same period of the prior year.
Reported loss per share was $0.23 in fourth quarter 2018, compared to a loss per share of $0.75 in fourth quarter 2017. Loss per share from continuing operations was $0.14 in fourth quarter 2018 compared to loss per share from continuing operations of $0.66 in fourth quarter 2017. Loss per share from continuing operations on an adjusted basis (for the items described in Table 4) in fourth quarter 2018 was $0.19 compared to earnings per share of $0.02 in fourth quarter 2017.
Balance Sheet and Cash Flow
Cash and equivalents at December 29, 2018 were $2.7 million. During the quarter the Company repurchased $8.0 million face value of convertible notes due December 2020 at a discounted price of $6.7 million, resulting in a $0.7 million pre-tax gain from the early extinguishment of debt. At quarter end, the Company had a convertible notes liability with a total face value of $60.4 million and nothing borrowed on its revolving line of credit. Inventory was down $29 million, or 13%, from year-end 2017.

Capital expenditures were $3.5 million in the quarter with funds primarily expended on IT and other digital investments.
Fiscal Year 2018 Operating and Financial Highlights:
- Total Comparable Sales (2.8%)
- Digital commerce increases 18.9%
- Repurchased $83.3 million face value of convertible notes
- $16.9 million gain on early extinguishment of debt
- GAAP earnings per share (EPS) from continuing operations of $0.58. Adjusted EPS from continuing operations of $0.26
- Opened 2 stores and closed 13
- Total capital expenditures were $28.1 million
- Sold Nutri-Force, contract manufacturing business
2019 Outlook
The Company is providing guidance around the key levers that drive the business. Specifically:

•	Full year comparable sales of negative low single digits to flat

•	Reported full year gross margin rate of 31.7% to 32.2%.

•	Adjusted EBITDA of $62 million to $65 million.

•	Estimated combined Federal, State and Local tax rate of 28%.

•	Full year capital expenditures of approximately $33 million, and includes the opening of approximately 10 new stores.

•	Closing approximately 60 to 80 stores over next three years
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. These adjustments are consistent with how management views our business. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Table 4.
The Company defines Adjusted EBITDA as EBITDA (net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company's actual operating performance including certain items which are generally non-recurring.  The Company has excluded the impact of such items from internal performance assessments.  The Company believes that excluding such items helps investors compare operating performance with the results in prior periods.  The Company believes it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between The Vitamin Shoppe and similar companies.
A reconciliation of the projected Adjusted EBITDA which is a forward-looking non-GAAP financial measure, to projected net income is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the individual items that are added to, or subtracted from, net income in order to derive Adjusted EBITDA.
Webcast
Management will host a conference call to discuss the fourth quarter 2018 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on February 26, 2019 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 1499639. The telephonic replay will be available until 11:59 p.m. ET on March 12, 2019. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 700 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 750 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, regulatory environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:
Kathleen Heaney
646-912-3844 OR 201-552-6430
ir@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net sales	$248,457	$261,900	$1,114,160	$1,146,499
Cost of goods sold	167,702	182,254	759,367	783,932
Gross profit	80,755	79,646	354,793	362,567
Selling, general and administrative expenses	84,684	86,031	344,947	332,199
Goodwill, tradename and store fixed-assets impairment charges	1,466	786	3,017	274,876
Income (loss) from operations	(5,395)	(7,171)	6,829	(244,508)
Gain on extinguishment of debt	673	—	16,902	—
Interest expense, net	1,173	2,489	6,602	9,701
Income (loss) before provision (benefit) for income taxes	(5,895)	(9,660)	17,129	(254,209)
Provision (benefit) for income taxes	(2,616)	5,782	3,588	(18,882)
Net income (loss) from continuing operations	(3,279)	(15,442)	13,541	(235,327)
Net loss from discontinued operations, net of tax	(2,048)	(2,136)	(17,293)	(16,824)
Net loss	$(5,327)	$(17,578)	$(3,752)	$(252,151)

Weighted average common shares outstanding
Basic	23,553,417	23,339,565	23,496,841	23,137,977
Diluted	23,553,417	23,339,565	23,496,841	23,137,977

Net income (loss) from continuing operations per common share
Basic	$(0.14)	$(0.66)	$0.58	$(10.17)
Diluted	$(0.14)	$(0.66)	$0.58	$(10.17)

Net loss from discontinued operations per common share
Basic	$(0.09)	$(0.09)	$(0.74)	$(0.73)
Diluted	$(0.09)	$(0.09)	$(0.74)	$(0.73)

Net loss per common share
Basic	$(0.23)	$(0.75)	$(0.16)	$(10.90)
Diluted	$(0.23)	$(0.75)	$(0.16)	$(10.90)

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Decrease in total comparable net sales	(4.7)%	(4.6)%	(2.8)%	(6.5)%
Decrease in comparable store net sales	(5.4)%	(7.0)%	(5.4)%	(6.9)%
Increase (Decrease) in digital comparable net sales	(0.1)%	15.3%	18.9%	(3.6)%

Gross profit from continuing operations as a percent of net sales	32.5%	30.4%	31.8%	31.6%
Income (Loss) from continuing operations as a percent of net sales	(2.2)%	(2.7)%	0.6%	(21.3)%

Capital Expenditures	$3,483	$11,706	$28,138	$55,020
Depreciation and Amortization	$10,112	$10,996	$42,114	$39,204

Store Data:
Stores open at beginning of period	780	784	785	775
Stores opened	—	3	2	15
Stores closed	(6)	(2)	(13)	(5)
Stores open at end of period	774	785	774	785

Total retail square footage at end of period (in thousands)	2,702	2,737	2,702	2,737

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,668	$1,947
Inventories	189,273	218,087
Prepaid expenses and other current assets	27,921	39,473
Current assets held for sale	—	22,625
Total current assets	219,862	282,132
Property and equipment, net	123,002	141,520
Intangibles, net	11,088	11,040
Deferred taxes	31,659	37,278
Other long-term assets	2,468	2,572
Noncurrent assets held for sale	—	16,891
Total assets	$388,079	$491,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$—	$12,000
Accounts payable	39,789	46,921
Deferred sales	5,455	5,710
Accrued expenses and other current liabilities	60,553	56,935
Current liabilities held for sale	—	5,337
Total current liabilities	105,797	126,903
Convertible notes, net	55,570	126,415
Deferred rent	37,034	40,832
Other long-term liabilities	1,337	1,916

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at December 29, 2018 and December 30, 2017	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,234,651 shares issued and 23,974,031 shares outstanding at December 29, 2018, and 24,220,509 shares issued and 24,021,948 shares outstanding at December 30, 2017	242	242
Additional paid-in capital	85,853	88,823
Treasury stock, at cost; 260,620 shares at December 29, 2018 and 198,561 shares at December 30, 2017	(7,314)	(7,010)
Retained earnings	109,560	113,312
Total stockholders’ equity	188,341	195,367
Total liabilities and stockholders' equity	$388,079	$491,433

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Goodwill, Tradename and Store Fixed-Assets Impairment	Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Charges	Income (Loss)	Income (Loss)	EPS
Three months ended December 29, 2018:
As Reported	$80.8	$84.7	$1.5	$(5.4)	$(3.3)	$(0.14)
Tax carryback (1)	—	—	—	—	(1.1)	(0.05)
Gain on extinguishment of debt (2)	—	—	—	—	(0.5)	(0.02)
Management realignment charges (3)	—	(0.6)	—	0.6	0.4	0.02
Closing of distribution center (4)	(0.2)	—	—	(0.2)	(0.1)	(0.01)
As Adjusted	$80.6	$84.1	$1.5	$(5.0)	$(4.5)	$(0.19)

Three months ended December 30, 2017:
As Reported	$79.6	$86.0	$0.8	$(7.2)	$(15.4)	$(0.66)
Impact of Tax Reform Act (5)	—	—	—	—	15.3	0.66
Closing of distribution center (4)	0.8	—	—	0.8	0.5	0.02
As Adjusted	$80.4	$86.0	$0.8	$(6.3)	$0.4	$0.02

Fiscal year ended December 29, 2018:
As Reported	$354.8	$344.9	$3.0	$6.8	$13.5	$0.58
Gain on extinguishment of debt (2)	—	—	—	—	(12.1)	(0.51)
Inventory charge (6)	3.6	—	—	3.6	2.6	0.11
Management realignment charges (3)	—	(2.8)	—	2.8	2.0	0.09
Closing of distribution center (4)	1.6	(1.1)	—	2.7	2.0	0.08
Tax Reform (7)	—	—	—	—	(1.3)	(0.06)
Tax carryback (1)	—	—	—	—	(1.1)	(0.05)
Shareholder settlement (8)	—	(0.7)	—	0.7	0.5	0.02
As Adjusted	$360.0	$340.3	$3.0	$16.7	$6.1	$0.26

Fiscal year ended December 30, 2017:
As Reported	$362.6	$332.2	$274.9	$(244.5)	$(235.3)	$(10.17)
Impairment charges on goodwill (9)	—	—	(210.6)	210.6	197.6	8.54
Impairment charge on tradename (10)	—	—	(59.4)	59.4	36.6	1.58
Impact of Tax Reform Act (5)	—	—	—	—	15.3	0.66
Store impairment charges (11)	—	—	(3.8)	3.8	2.3	0.10
Closing of distribution center (4)	2.8	(0.3)	—	3.1	1.9	0.08
As Adjusted	$365.4	$331.9	$1.1	$32.4	$18.4	$0.80

(1) Represents the tax benefit resulting from a tax credit carryback.
(2) Gain recognized on the repurchases of a portion of Convertible Notes, net of tax.
(3) Costs related to management turnover, including severance charges, recruitment costs and related professional fees.
(4) Costs related to the closing of the North Bergen, New Jersey distribution center.
(5) Tax expense resulting from the change in valuation of deferred tax assets under the Tax Cut and Jobs Act of 2017.
(6) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(7) Represents the tax benefit associated with tax accounting method changes and their effect on the revalued deferred tax assets and liabilities under the Tax Cut and Jobs Act of 2017.
(8) Professional fees incurred related to shareholder settlement.
(9) Impairment charges on the goodwill of the retail operations.
(10) Impairment charge on the Vitamin Shoppe tradename.
(11) Impairment charges on the fixed assets of retail locations.